EXHIBIT 5.1

April 5, 2011	ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FLORIDA 32202-5017 P. O. BOX 240 JACKSONVILLE, FLORIDA 32201-0240 904.359.2000 TEL 904.359.8700 FAX www.foley.com

CLIENT/MATTER NUMBER 051722-0101

Trailer Bridge, Inc.

10405 New Berlin Road, E.

Jacksonville, Florida 32226

Re:	Registration Statement on Form S-8 Relating to Shares of Common Stock
Issuable Pursuant to Trailer Bridge, Inc. Stock Incentive Plan and Non-Employee
Director Stock Incentive Plan

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of Trailer Bridge, Inc. (“Trailer Bridge”), under the Securities Act of 1933, as amended, for the registration of 800,000 shares of common stock, par value $0.01, issuable pursuant to the Trailer Bridge, Inc. Stock Incentive Plan, as emended, and the Trailer Bridge, Inc. Non-Employee Director Stock Incentive Plan, as amended (collectively, the “Plans”). The common stock issuable pursuant to the Plans is referred to herein as the “Shares.”

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the applicable provisions of Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized; andupon the issuance of the Shares as provided in the Plans, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ FOLEY & LARDNER LLP